UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2007

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VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

1231 Alverser Drive, P.O. Box 330, Midlothian, Virginia (Address of principal executive offices)	23113 (Zip Code)

Registrant’s telephone number, including area code: (804) 897-3900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 27, 2007, the Board of Directors of the Registrant amended Article I of the Registrant’s Bylaws. The amendments, effective immediately, were made to enable the Registrant to be direct registration system ("DRS") eligible, as required by The NASDAQ Stock Market rules, by January 1, 2008. DRS refers to a system by which securities may be issued and held in book-entry form without a certificate. Previously, Article I of the Registrant’s Bylaws required the Registrant’s shares of capital stock to be represented by a certificate. As amended, Article I of the Bylaws permits the Registrant to issue certificated or uncertificated shares.

A copy of the Registrant’s Bylaws reflecting the amendments adopted by the Board of Directors on November 27, 2007 is being filed as an exhibit to this report and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Bylaws of Village Bank Trust and Financial Corp. (as amended and restated on November 27, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Registrant)

Date: December 10,, 2007	By: /s/ C. Harril Whitehurst, Jr.

C. Harril Whitehurst, Jr.

Senior Vice President and CFO

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of Village Bank Trust and Financial Corp. (as amended and restated on November 27, 2007)